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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-53593, File No. 333-53595 and File No. 333-94207) of our
report dated January 24, 2001, on our audit of the consolidated financial statements as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-K.

                              /s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan        Crowe, Chizek and Company LLP
March 8, 2001